UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 26, 2018

MONRO, INC.

(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Holleder Parkway, Rochester, New York		14615
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (585) 647-6400

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2018, the Board of Directors of Monro, Inc. (the “Company”) appointed Evan Naylor to serve as Chief Operating Officer of the Company, effective as of March 26, 2018.

In connection with the appointment, on March 29, 2018, the Company also entered into an Employment Agreement with Mr. Naylor (the “Agreement”), effective as of March 26, 2018. The Agreement has a three-year term. Under the Agreement, Mr. Naylor (i) will be paid an annual base salary of $350,000; (ii) will be eligible to earn a bonus, pursuant to the terms of the Company’s bonus plan, of up to 112.5% of his base salary, upon the achievement of corporate objectives determined by the Compensation Committee of the Board; and (iii) will participate in the Company’s other incentive and welfare and benefit plans made available to executives. Mr. Naylor’s base salary will be reviewed annually by the Compensation Committee of the Board and may be increased to reflect his performance and responsibilities.

In addition, Mr. Naylor is entitled to certain payments upon death, disability, a termination without Cause (as defined in the Agreement), a resignation by Mr. Naylor for Good Reason (as defined in the Agreement), or a termination in the event of a Change in Control (as defined in the Agreement) of the Company, all as set forth in detail in the Agreement.

Additionally, effective as of March 26, 2018, Mr. Naylor will be entitled to the following equity awards pursuant to the Company’s 2007 Stock Incentive Plan: (i) nonqualified stock options to purchase 44,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), that vest in in three ratable installments over three years, subject to Mr. Naylor’s continued employment with the Company through the applicable vesting dates; and (ii) time-vesting restricted stock units with respect to 8,736 shares of Common Stock that vest in three ratable annual installments, subject to Mr. Naylor’s continued employment with the Company through the applicable vesting dates.

Pursuant to the Agreement, Mr. Naylor may not compete with the Company for two years following his termination of employment. In addition, he may not solicit Company employees for one year following his termination of employment.

Mr. Naylor, age 40, brings nearly 20 years of experience in various roles in operations management, both in the private sector and the military. Prior to joining the Company, Mr. Naylor served as Vice President of Sales and Operations at Murphy USA, a national gas station and convenience store chain. Mr. Naylor also served in various operational leadership roles during a 10-year tenure at Target, including the position of Group Vice President, and for three years with Home Depot. He also served in the U.S. Army for 13 years, including 12 months in Iraq

There are no family relationships between Mr. Naylor and any director or executive officer of the Company, and he does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01. Other Events.

On March 26, 2018, the Company issued a press release announcing Mr. Naylor joining the Company. A copy of the press release is furnished as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished as part of this Report:

Exhibit Number	Description

99.1	Press Release, dated March 26, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO MUFFLER BRAKE, INC.

By:	/s/ Maureen E. Mulholland
Name:	Maureen E. Mulholland
Title:	Senior Vice President – General Counsel and Secretary

DATE: March 29, 2018